EXHIBIT 99.6

                     REGISTRATION RIGHTS AGREEMENT


     THIS AGREEMENT (this "Agreement"), dated March 1, 1996, is between IMC Global Inc., a Delaware corporation (the "Company"), and those parties listed under the heading "Stockholders" on the signature page to this Agreement (the "Stockholders").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Bull Merger Company, a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), has been merged (the "Merger") into The Vigoro Corporation, a Delaware corporation ("Vigoro"), and each issued and outstanding share of Common Stock, $.01 par value of Vigoro, not owned directly or indirectly by the Company or Vigoro, has been converted to shares of Common Stock, $1.00 par value, of the Company ("Company Common Stock");

     WHEREAS, immediately prior to the Merger, the Stockholders were stockholders of Vigoro;

     WHEREAS, upon the effectiveness of the Merger, the Stockholders will be subject to the restrictions of paragraph (d) of Rule 145 under the Securities Act with respect to the sale of shares of Company Common Stock received by them in the Merger;

     WHEREAS, the Company and the Stockholders desire to provide a mechanism for the registration of the shares of Company Common Stock issued to the Stockholders in the Merger,

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (A) The term "Commission" shall have the meaning assigned thereto in Section 2(c) of this Agreement.

     (B)  The term "Demand" shall have the meaning assigned thereto in
Section 2(a) of this Agreement.

     (C) The term "Demand Registration" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

     (D) The term "Demanding Sellers" shall have the meaning assigned thereto in Section 2(e) of this Agreement.
     (E) The term "Internal Expenses" shall have the meaning assigned thereto in Section 7 of this Agreement.

     (F) The term "Maximum Demand Number" shall have the meaning assigned thereto in Section 2(e) of this Agreement.

     (G) The term "Maximum Piggyback Number" shall have the meaning assigned thereto in Section 3(b) of this Agreement.

     (H) The term "Merger Shares" means the shares of Company Common Stock issued to the Stockholders pursuant to the Merger.

     (I) The term "Other Demand Rights" shall have the meaning assigned thereto in Section 3(b) of this Agreement.

     (J) The term "Other Demanding Sellers" shall have the meaning assigned thereto in Section 3(b) of this Agreement.

     (K) The term "Person" means any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (L) The term "Piggyback Notice" shall have the meaning assigned thereto in Section 3(a) of this Agreement.

     (M) The term "Piggyback Registration" shall have the meaning assigned thereto in Section 3(a) of this Agreement.

     (N) The term "Piggyback Seller" shall have the meaning assigned thereto in Section 3(b) of this Agreement.

     (O) The term "Primary Offering" shall have the meaning assigned thereto in Section 3(b) of this Agreement.

     (P) The term "Registrable Securities" means (i) the Merger Shares and (ii) securities issued or issuable with respect to the Merger Shares or other Registrable Securities by virtue of this clause (ii), in each case by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, reclassification, merger, consolidation, compulsory share exchange or any other transaction or series of related transactions in which shares of Company Common Stock or Registrable Securities are changed into, converted into or exchanged for other securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) such securities are sold in compliance with paragraph (d) of Rule 145 or
(iii) such securities may be sold without regard to the provisions of paragraph (d) of Rule 145. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, exercise or otherwise) whether or not such acquisition has actually been effected; provided, however, that if more than one Person would be deemed to be the holder of Registrable Securities by virtue of this sentence, then the Person who then owns such Registrable Securities shall be deemed to be the holder thereof.

     (Q) The term "Registration Expenses" shall have the meaning assigned thereto in Section 6(a) of this Agreement.

     (R) The term "Registration Period" means the period commencing as of the date of this Agreement and expiring on the earlier of (i) the first date on which all Registrable Securities may be sold by the holders thereof without regard to the provisions of paragraph (d) of Rule 145 or (ii) the fifth anniversary of the date of this Agreement.

     (S) The term "Requisite Amount" means 50% of the then outstanding Registerable Securities.

     (T) The term "Rule 145" means Rule 145 (or any successor provisions) promulgated under the Securities Act.

     (U) The term "Securities Act" shall have the meaning assigned thereto in Section 2(a) of this Agreement.

     Section 2.   Demand Registrations.

     (A) Requests for Registration. During the Registration Period, holders of the Requisite Amount of Registrable Securities shall be entitled to make written requests of the Company (each such request being a "Demand") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Registrable Securities (a "Demand Registration"). Such Demand shall specify: (i) the aggregate number and kind of Registrable Securities requested to be registered; and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known. No Demand shall be effective or impose any obligation upon the Company unless such Demand shall request the registration of not less than the Requisite Amount of Registrable Securities. Within ten (10) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities and shall include in such registration all Registrable Securities of each holder thereof with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the receipt by such holder of the Company's notice required by this paragraph.
     (B) Number of Demand Registrations. The holders of Registrable Securities shall be entitled to two (2) Demand Registrations.

     (C) Satisfaction of Obligations. Subject to Section 4, a registration shall not be treated as a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Securities and Exchange Commission (the "Commission") with respect to such Demand Registration and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred twenty (120) days or such shorter period when all Registrable Securities included therein have been sold thereunder in accordance with the manner of distribution set forth in such registration statement.

     (D) Restrictions on Demand Registrations. The Company shall not be obligated to file any Demand Registration within one hundred eighty
(180) days after the effective date of a so-called "firm commitment" underwritten registration in which all holders of Registrable Securities were given so-called "piggyback" rights pursuant to Section 3 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, each such holder exercising such piggyback rights was permitted to include in such registration all Registrable Securities that such holder sought to include therein). In addition, the Company shall be entitled to postpone (upon written notice to all holders of Registrable Securities) for up to ninety (90) days the filing or the effectiveness of a registration statement in respect of a Demand (but no more than once in any period of nine (9) consecutive months and no more than two times in total) if the Company's Board of Directors determines in good faith and in its reasonable judgment (based upon the written advice of a nationally recognized investment banking firm selected by the Company and reasonably acceptable to the holders of a majority of the Registrable Securities sought to be registered in respect of such Demand) that effecting the Demand Registration in respect of such Demand would have a material adverse affect on any proposal or plan by the Company to engage in any material, public debt or equity financing, acquisition or disposition of assets (other than in the ordinary course of business) or any material merger, consolidation, tender offer or other similar transaction (in each case, authorization for the negotiation of which has been obtained from the Board of Directors of the Company prior to the service of such Demand).

     (E) Participation in Demand Registrations. Neither the Company nor any other Person shall include any securities other than Registerable Securities in a Demand Registration, except with the written consent of the holders of the majority of the Registrable Securities sought to be registered pursuant to such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the holders of a majority of the Registrable Securities sought to be registered in such Demand Registration (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities sought to be included in such Demand Registration that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect (the "Maximum Demand Number"), as follows and in the following order of priority:

          (i) first, the number of Registrable Securities sought to be registered by each Demanding Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all Demanding Sellers; and

          (ii) second, if the number of Registrable Securities to be included under clause (i) next above is less than the Maximum Demand Number, the number of securities sought to be included by each other seller, pro rata in proportion to the number of securities sought to be sold by all such other sellers, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) next above, equals the Maximum Demand Number.

     (F) Selection of Underwriters. If the holders of a majority of the Registrable Securities sought to be registered in a Demand Registration request that such Demand Registration be an underwritten offering, then such holders shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company's Board of Directors, which such approval shall not be unreasonably withheld.

     (G) Other Registrations. If the Company has received a Demand pursuant to this Section 2 and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred and twenty (120) days has elapsed from the effective date of a firm commitment underwritten Demand Registration (or, if later, the date of an underwriting agreement with respect thereto) or a period of at least ninety (90) days has elapsed from the effective date of any other Demand Registration, unless, in each case, a shorter period of time is approved by the holders of a majority of the Registrable Securities included in such Demand Registration.

     Section 3.   Piggyback Registrations.

     (A) Right to Piggyback. During the Registration Period, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or on a Form S-4 or S-8 (or any successor form)) (a "Piggyback Registration"), the Company shall give all holders of Registrable Securities prompt written notice thereof (but not less than thirty (30) days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, to the extent known, the number and kind of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities, as such price is proposed to appear on the facing page of such registration statement. Upon the written request of a holder of Registrable Securities given within ten
(10) business days of such holder's receipt of the Piggyback Notice (which written request shall specify the number and kind of Registrable Securities intended to be disposed of by such holder and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

     (B) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne by solely by the Company)) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Persons who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) such registration (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect, which may exclude any class of Registrable Securities if, in the judgment of such underwriter, the inclusion of such Registrable Securities would adversely affect the marketability of the securities sought to be sold pursuant thereto, (the "Maximum Piggyback Number"), as follows and in the following order of priority:

          (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then
     (A) first, such number of securities to be sold by the Company as the Company shall have determined, (B) second, if the number of securities to be included under clause (A) next above is less than the Maximum Piggyback Number, the number of Registrable Securities of each Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) next above, equals the Maximum Piggyback Number and (C) third, if the number of securities to be included under clauses (A) and (B) next above is less than the Maximum Piggyback Number, the number of securities of each other proposed seller, pro rata in proportion to the number of securities sought to be registered by all such other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clauses (A) and (B) next above, equals the Maximum Piggyback Number;

          (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, if the number of securities included under clause (A) next above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each Piggyback Seller, pro rata in proportion to be number of securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered pursuant to clause (A) next above, equals the Maximum Piggyback Number of (C) third, if the number of securities to be included when clauses (A) and (B) next above is less than the Maximum Piggyback Number, the number of securities of each other proposed seller, pro rata in proportion the number of securities sought to be included by all such other proposed sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) next above, equals the Maximum Piggyback Number.

     (C) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 3(a) and prior to time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

     Section 4. Withdrawal Rights. Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act (whether pursuant to Section 2 or 3 hereof) shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a registration pursuant to Section 2 hereof, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities so to be registered notice to such effect, referring to this Agreement and summarizing this Section, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities may, by written notice to each holder of Registrable Securities or the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement not filed or withdrawn in accordance with an election by the Company shall not be counted as a Demand for purposes of Section 2 hereof. Any registration statement not filed or withdrawn in accordance with an election by the holders of the Registrable Securities (even though, technically, such withdrawal is effected by the Company) shall be counted as a Demand for purposes of Section 1 hereof unless holders of Registrable Securities reimburse the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of the holders of a majority of Registrable Securities, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

     Section 5.   Holdback Agreements.

     (A) Holders. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days immediately prior to and the one hundred eighty (180)-day period beginning on the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto. The holders of a majority of the Registrable Securities included in a Demand Registration may waive the limitation contained in this paragraph with respect to such Demand Registration.

     (B) The Company. The Company agrees (i) not to effect, whether for itself or for any other Person, any public sale or distribution of its securities of the same class as any Registrable Securities to be registered by the Company pursuant to this Agreement, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days immediately prior to and the one hundred twenty (120)-day period beginning on the effective date of any registration in connection with a Demand Registration or a Piggyback Registration with respect to such Registrable Securities (except as part of such registration to the extent permitted pursuant to this Agreement or pursuant to registrations on Form S-8 or Form S-4 (or any successor form)) or, in each case, if later, the date of any underwriting agreement with respect thereto, and (ii) in connection with a Demand Registration will use reasonable efforts to cause each of the Company's officers and each holder (other than a holder of Registrable Securities and a holder eligible to report its holdings on
Schedule 13G pursuant to Section 13(d) of the Securities Exchange Act of 1934) of at least 5% of its Common Stock, or Common Stock and any securities convertible into or exchangeable or exercisable for Common Stock, representing, in the aggregate, at least 5% of the Common Stock (on a fully diluted basis) to agree not to effect any public sale or distribution (excluding sales pursuant to Rule 144) of any such securities during such period (except as part of such registration to the extent permitted pursuant to the terms of this Agreement). This
Section 4(b) shall not be deemed to limit the exercise of Demands hereunder by the holders of Registrable Securities and the disposition of such securities by such holders as permitted by the other terms of this Agreement.

     (C) Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Section 2 or Section 3 of this Agreement), the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities, on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than one hundred twenty (120) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

          (iii) before filing with the Commission any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement and counsel for the underwriter or sales or placement agent, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to conducted and such comments to be delivered with reasonable promptness;

          (iv) promptly (i) notify the selling holders of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendments or supplements thereto, (y) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

          (v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto, the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, the use of each of which thereby and therefor to which the Company hereby consents;

          (vi) if requested by the managing underwriter or underwriters of any registration or by the holders of a majority of the Registrable Securities included in any registration statement, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

          (vii) use its best efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph,
     (ii) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

          (viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

          (ix) cause all such Registrable Securities to be listed on each securities exchange and included in each established over-the-counter market on which or through which securities of the same class of the Company are then listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("NASDAQ") and if listed on NASDAQ, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to such Registrable Securities with the NASD;

          (x) provide a transfer agent, registrar and CUSIP number for all of such Registrable Securities not later than the effective date of such registration statement;

          (xi) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information, in each case reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement, subject to right of the Company to limit access to any such information (i) to the extent that the Company is restricted from providing such information pursuant to any bona fide confidentiality agreement to which the Company or any of its subsidiaries is a party and (ii) the Company shall have delivered to each seller of the Registrable Securities a certificate duly executed by the chief executive or chief financial officer of the Company stating that such information does not contain any material information that has not been publicly disclosed and which would be required to be disclosed in, or which would materially affect any information required to be disclosed in, such registration statement;

          (xii) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

          (xiii) furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company (which counsel shall be reasonably acceptable to the holders of a majority of the Registrable Securities being so registered) and
     (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date such opinions and comfort letters are customarily dated in such transactions, and covering, in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as any seller of such Registrable Securities may reasonably request; and

          (xiv) take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

     Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, selling stockholders. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the holders of Registerable Securities, subject to Section 4, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registerable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). No seller of Registrable Securities pursuant to the terms of this Agreement shall be required to make any representations or warranties to, or agreements with, the Company or underwriter or underwriters or any other Person, other than representations and warranties regarding such seller's ownership of such Registrable Securities and the intended method of distribution and other than any agreements contemplated by the terms of this Agreement. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested for sale pursuant to such registration and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

     Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h) of this Section 6, such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section 6 and, if so directed by the Company, deliver to the Company (at the Company's sole cost and expense) all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the one hundred twenty (120)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in paragraph (h) of this Section to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

     (D) Registration Expenses. All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement (without implication that the contrary would otherwise be true, whether or not a registration statement under the Securities Act is filed with the Commission or becomes effective under the Securities Act) including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and "blue sky" laws (including, without limitation, the fees and expenses of counsel for underwriters or placement or sales agents in connection therewith to the extent provided for in the underwriting agreement), all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions), all fees and expenses of the Company's independent certified public accountants and counsel (including, without limitation, with respect to "comfort" letters and opinions) and other Persons retained by the Company in connection therewith, and the reasonable fees and expenses of no more than one counsel for the holders (as a group) of Registrable Securities to be registered hereunder (collectively, the "Registration Expenses") shall be borne by the Company unless otherwise provided in this Agreement except that the Company will, in any event (and without implication that the contrary would otherwise be true), pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit) (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which securities of the same class issued by the Company are then listed or traded or for listing on the NASDAQ pursuant to paragraph (i) of Section 6 of this Agreement.

     (E)  Indemnification.

          1. By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities
     Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          2. By Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such an other indemnified Person against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Person) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder; provided that the obligation to indemnify will be several, not joint and several, among holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          3. Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation under this Section 8, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

          4. Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel; provided that the indemnifying party shall not be obligated to reimburse the indemnified parties for the fees and expenses of more than one counsel for all indemnified parties who do not have different or additional defenses among themselves). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

          5. Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities.

          6. Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any losses, claims, damages, liabilities or expenses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (F) Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (G)  Miscellaneous.

          1. Existing Registration Rights; No Inconsistent Agreements. The Company represents and warrants that there are no existing rights to require or request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities. The Company shall not grant to any Person the right to require or request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement without the prior written consent of the holders of a majority of the Registrable Securities.

          2. Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 promulgated under the Securities
     Act). Upon the request of the holder of Registrable Securities, the Company shall: (i) deliver to such holder a written statement as to its compliance with the reporting requirements of Rule 144, as such rule may be amended from time to time, and (ii) take such further action, including, without limitation, supply and make publicly available any other information in the possession of or reasonably obtainable by the Company, with the purpose of allowing such holder to avail itself of Rule 144 or any other rule or regulation of the SEC allowing it to sell securities without registration under the Securities Act.

          3. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          4. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent holders of at least a majority of the Registrable Securities; provided that no such amendment or waiver may be made and the Company may not take any such action or fail to perform any such act if such amendment, action or failure to perform adversely affects any holder or group of holders of Registrable Securities in a manner that does not adversely affect the holders of Registrable Securities in general, without the written consent of such holder or members of such group of holders holding a majority of the Registrable Securities held by such group. Notwithstanding the foregoing, holders of Registrable Securities outstanding from time to time shall not be entitled to adversely affect the rights of former holders of Registrable Securities under this Agreement without the consent of a majority in interest of such former holders so affected.

          5. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          6. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same
     Agreement.

          8. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          9. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.

          10. GAMI Directorship. If the ownership, direct or indirect, of Company Common Stock by Great American Management and Investment, Inc. ("GAMI"), whether or not Merger Shares, is reduced below 3.5% of the outstanding Company Common Stock, GAMI will cause any affiliate or associate of GAMI, within the meaning of Rule 405 under the Securities Act, who is then serving as a director of the Company to resign as such a director.

          11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally or transmitted by a recognized overnight courier service, or (ii) five days after they are mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each holder of Registrable Securities at the address set forth in the records of the Company with respect to such holder and to the Company at its principal executive office or, in each case, to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              IMC GLOBAL INC.


                              By:/s/   Marschall I. Smith
                                   Marschall I. Smith
                                   Senior Vice President
                              STOCKHOLDERS:


                                /s/    Rod F.  Dammeyer
                                   Rod F. Dammeyer


                                /s/    Robert E. Fowler, Jr.
                                   Robert E. Fowler, Jr.


                                /s/    Ray A. Goldberg
                                   Ray A. Goldberg


                              GREAT AMERICAN MANAGEMENT
                              AND INVESTMENT, INC.


                              By:   /s/       Rod Dammeyer
                                    Name:     Rod Dammeyer
                                    Title:       President & CEO


                                /s/    Arthur A. Greenberg
                                   Arthur A. Greenberg


                                /s/    Kenneth W. Holbrook, Jr.
                                   Kenneth W. Holbrook, Jr.


                                /s/    John U. Huber
                                   John U. Huber


                                /s/    Karen N. Latham
                                   Karen N. Latham


                                /s/     Harold H. MacKay
                                   Harold H. MacKay

                                /s/    Donald F. Mazankowski
                                   Donald F. Mazankowski


                                /s/    James J. Patterson
                                   James J. Patterson


                                /s/    Jay D. Proops
                                   Jay D. Proops


                                /s/    Sheli Z. Rosenberg
                                   Sheli Z. Rosenberg


                                /s/    Andrew Sarlos
                                   Andrew Sarlos


                                /s/    Joseph P. Sullivan
                                   Joseph P. Sullivan


                                /s/    Robert L. Thompson
                                   Robert L. Thompson


                                /s/    Robert M. Van Patten
                                   Robert M. Van Patten


                                /s/    Clayton K. Yeutter
                                   Clayton K. Yeutter


                                /s/    Samuel Zell
                                   Samuel Zell